2009 ANNUAL GENERAL AND SPECIAL MEETING	Notice of Annual General and Special Meeting of Shareholders Management Information Circular
Place:	Suite 1920, 1188 West Georgia Street Vancouver, BC V6E 4A2
Time:	10:00 a.m. (Vancouver time)
Date:	Thursday, July 9, 2009

Dorato Resources Inc.

Notice of Annual and Special Meeting of Shareholders
July 9, 2009

Notice is hereby given that the annual and special meeting of the holders of common shares of Dorato Resources Inc. (the "Company") will be held at the Company's offices at 1920 – 1188 West Georgia Street, Vancouver, British Columbia, on July 9, 2009 at 10:00 a.m., local time, for the following purposes:

(a)

to review and consider the audited comparative financial statements as at and for the financial year ended January 31, 2009 and the auditors' report thereon, a copy of which is enclosed herewith;

(b)

to elect directors;

(c)

to appoint auditors and to authorize the Board of Directors to fix their remuneration;

(d)

to ratify and approve the continuation of the rolling incentive stock option plan for the Company; and

(e)

to transact such other business as may properly come before the meeting or any adjournment thereof.

The specific details of the foregoing matters to be put before the meeting are set forth in the Management Information Circular accompanying this Notice of Meeting.

Shareholders are invited to attend the meeting.  Registered shareholders who are unable to attend the meeting in person are requested to complete, date and sign the enclosed form of proxy and send it in the enclosed envelope or otherwise to the Secretary of the Company c/o Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1.  Non-registered shareholders who receive these materials through their broker or other intermediary should complete and send the form of proxy in accordance with the instructions provided by their broker or intermediary.  To be effective, a proxy must be received by Computershare Investor Services Inc. not later than July 7, 2009 at 10:00 a.m. (Vancouver time), or in the case of any adjournment of the meeting, not less than 48 hours, Saturdays, Sundays and holidays excepted, prior to the time of the adjournment.

DATED the 4th day of June, 2009.

By Order of the Board of Directors

/s/ "Keith J. Henderson"

Keith J. Henderson
President, CEO and Director

Dorato Resources Inc.

Management Information Circular for the Annual and Special Meeting of Shareholders
July 9, 2009

PROXIES

Solicitation of Proxies

This Management Information Circular (the "Circular") is furnished in connection with the solicitation, by or on behalf of the management of Dorato Resources Inc. (the "Company"), of proxies to be used at the Company's annual and special meeting of the holders of common shares (the "Common Shares") to be held on July 9, 2009 (the "Meeting") or at any adjournment thereof.  It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by advertisement or by telephone, by directors, officers or employees of the Company without special compensation, or by the Company's transfer agent, Computershare Investor Services Inc. at nominal cost.  The cost of solicitation will be borne by the Company.

Unless otherwise stated, the information contained in this Circular is as of June 4, 2009.

Appointment of Proxyholder

The person(s) designated by management of the Company in the enclosed form of proxy are directors or officers of the Company.  Each shareholder has the right to appoint as proxyholder a person or company (who need not be a shareholder of the Company) other than the person(s) or company(ies) designated by management of the Company in the enclosed form of proxy to attend and act on the shareholder's behalf at the Meeting or at any adjournment thereof.  Such right may be exercised by inserting the name of the person or company in the blank space provided in the enclosed form of proxy or by completing another form of proxy.

In the case of registered shareholders, the completed, dated and signed form of proxy should be sent in the enclosed envelope or otherwise to the Secretary of the Company c/o Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1.  In the case of non-registered shareholders who receive these materials through their broker or other intermediary, the shareholder should complete and send the form of proxy in accordance with the instructions provided by their broker or other intermediary.  To be effective, a proxy must be received by Computershare Investor Services Inc. not later than July 7, 2009 at 10:00 a.m. (Vancouver time), or in the case of any adjournment of the Meeting, not less than 48 hours, Saturdays, Sundays and holidays excepted, prior to the time of the adjournment.

Revocation of Proxy

A shareholder who has given a proxy may revoke it by depositing an instrument in writing signed by the shareholder or by the shareholder's attorney, who is authorized in writing, or by transmitting, by telephonic or electronic means, a revocation signed by electronic signature by the shareholder or by the shareholder's attorney, who is authorized in writing, to or at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or in the case of any adjournment of the Meeting, the last business day preceding the day of the adjournment, or with the Chair of the Meeting on the day of, and prior to the start of, the Meeting or any adjournment thereof.  A shareholder may also revoke a proxy in any other manner permitted by law.

Voting of Proxies

On any ballot that may be called for, the Common Shares represented by a properly executed proxy given in favour of the person(s) designated by management of the Company in the enclosed form of proxy will be voted or withheld from voting in accordance with the instructions given on the form of proxy, and if the shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the accompanying Notice of Meeting and with respect to other matters which may properly come before the Meeting or any adjournment thereof.  As of the date of this Circular, management of the Company is not aware of any such amendment, variation or other matter to come before the Meeting.  However, if any amendments or variations to matters identified in the accompanying Notice of Meeting or any other matters which are not now known to management should properly come before the Meeting or any adjournment thereof, the Common Shares represented by properly executed proxies given in favour of the person(s) designated by management of the Company in the enclosed form of proxy will be voted on such matters pursuant to such discretionary authority.

VOTING SHARES

Voting Shares

As at the Record Date, the Company had 51,980,687 Common Shares outstanding, each carrying the right to one vote per share.  Except as otherwise noted in this Circular, a simple majority of the votes cast at the Meeting, whether in person, by proxy or otherwise, will constitute approval of any matter submitted to a vote.

Record Date

The Board of Directors has fixed June 4, 2009 as the record date for the purpose of determining holders of Common Shares entitled to receive notice of and to vote at the Meeting. Any holder of Common Shares of record at the close of business on the record date is entitled to vote the Common Shares registered in such shareholder's name at that date on each matter to be acted upon at the Meeting.

Principal Shareholders

To the knowledge of the directors and executive officers of the Company, as at the Record Date, no person beneficially owned, directly or indirectly, or exercised control or direction over 10% or more of the voting rights attached to the outstanding Common Shares of the Company, except as follows:

Name	Aggregate Number of Common Shares	Percentage of Outstanding Common Shares
Carlos Ballon Barraza	6,076,250	11.68%
Jorge Arturo Bedoya	6,635,000	12.76%

MATTERS TO BE ACTED UPON AT MEETING

1.

Election of Directors

The Board of Directors has fixed the number of directors to be elected at the Meeting at four.  Each director will hold office until the next annual meeting or until the successor of such director is duly elected or appointed, unless such office is earlier vacated in accordance with the by-laws of the Company.

In the absence of a contrary instruction, the person(s) designated by management of the Company in the enclosed form of proxy intend to vote FOR the election as directors of the proposed nominees whose names are set forth below, each of whom has been a director since the date indicated below opposite the proposed nominee's name.  Management does not contemplate that any of the proposed nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the Common Shares represented by properly executed proxies given in favour of such nominee(s) may be voted by the person(s) designated by management of the Company in the enclosed form of proxy, in their discretion, in favour of another nominee.

The following table sets forth information with respect to each person proposed to be nominated for election as a director, including the number of Common Shares of the Company beneficially owned, directly or indirectly, or over which control or direction was exercised, by such person or the person's associates or affiliates as at the Record Date.  The information as to shares beneficially owned or over which control or direction is exercised, not being within the knowledge of the Company, has been furnished by the respective proposed nominees individually.

Nominee Name and Place of Residence(1)	Principal Occupation	Became Director	Common Shares Beneficially Owned Directly or Indirectly(2)
Mark Crusie(3) BC, Canada	Geologist	July, 2008	170,000
Augusto Baertl(3) Lima, Peru	Mining Engineer	June, 2009	Nil
Anton J. Drescher(3) BC, Canada	Businessman	October, 1993	1,455,221
Keith Henderson BC, Canada	President and CEO of the Company	December, 2008	50,000

Notes

(1)

The information as to province or state and country of residence and principal occupation, not being within the knowledge of the Company has been furnished by the respective directors individually.

(2)

The information as to shares beneficially owned or over which a director exercises control or direction, not being within the knowledge of the Company, has been furnished by the respective directors individually, and is based on their respective share holdings as at June 4, 2009.

(3)

Member of Audit Committee.

Each of the proposed nominees has held the principal occupation shown beside the nominee's name in the table above or other executive office with the same or a related company, for the last five years except as follows:

Mark Cruise – Director.  Dr. Cruise has been employed by Cardero Resource Corp. since November of 2004 as Vice President – Exploration.  In April 2007 Mark became the Vice President – Business Development for Cardero.  Prior to November 2004 Dr. Cruise was employed by Anglo American plc.

Augusto Baertl – Director.  Mr. Baertl is a Peruvian mining engineer who has held a number of senior positions with Peruvian and international mining companies. He served as Mine Manager, President and Chief Executive Officer of Compañía Minera Milpo, one of Peru's largest mining companies, from 1967 to 1996.  From 1997 to 2002, Mr. Baertl served as President and Executive Chairman of Compañía Minera Antamina and oversaw the exploration, feasibility studies and development of the project. He is a member of the American Institute of Mining Metallurgical and Petroleum Engineers (AIME), the Instituto de Ingenieros de Minas del Perú and the Colegio de Ingenieros del Perú- Capítulo de Minas.  Mr. Baertl graduated from Universidad Nacional de Ingeniería in 1965 and also participated in the Senior Management Program at Harvard Business School and in the CEO Management Program at Northwestern University.

Anton J. Drescher – Director. Mr. Drescher is President and has been a director since October 1996.  Mr. Drescher has provided administrative and consulting services in his capacity as President and a Director of Harbour Pacific Capital Corp. since 1998 and Westpoint Management Consultants Ltd. since 1978.  Mr. Drescher also currently serves as a director and/or officer of several companies listed on the TSX Venture Exchange.

Keith Henderson – President, CEO and Director.  Mr. Henderson is the President and Chief Executive Officer of the Company.  He is also employed by Cardero Resources Corp. as their Vice President – Exploration.  In 2001, Mr. Henderson was employed by the exploration division of Anglo American plc in Ireland.  In 2005 he was transferred to Anglo American Exploration in Vancouver, British Columbia.

Please also see the section entitled Corporate Governance Disclosure in this Circular for a list of directorships held by the above nominees.

2.

Appointment of Independent Auditor

The Board of Directors proposes to nominate Smythe Ratcliffe LLP, Chartered Accountants, Vancouver, British Columbia as auditors of the Company at a remuneration to be fixed by the Board of Directors.  The following are the names of each auditor appointed for the Company within the preceding five years together with the dates of their respective first appointments as auditors of the Company.

Name of Auditor	Date First Appointed Auditor of Company
Smythe Ratcliffe LLP	October 22, 2008
BDO Dunwoody LLP	July 30, 2008

In the absence of a contrary instruction or if no choice is specified in the proxy with respect to the following matter the person(s) designated by management of the Company in the enclosed proxy intend us to vote FOR the appointment of Smythe Ratcliffe LLP as auditors of the Company to hold office until the next annual meeting of shareholders or until a successor is appointed and the authorization of the Board of Directors to fix the remuneration of the auditors.

In accordance with National Instrument 51-102 – Continuous Disclosure Obligations, attached as Schedule "C" to this Circular is:

(a)

the Notice of Change of Auditor of the Company dated October 22, 2008;

(b)

letter from BDO Dunwoody LLP confirming the contents of the information contained in the Notice of Change of Auditor; and

(c)

letter from Smythe Ratcliffe LLP confirming the contents of the information contained in the Notice of Change of Auditor.

3.

Ratification of Stock Option Plan

Shareholders will be asked to approve an ordinary resolution set forth below in this Circular (the "Stock Option Plan Resolution") ratifying the Company's existing stock option plan (the "Plan"), which is considered a "rolling" stock option plan, which reserves a maximum of 10% of the Company's total outstanding Common Shares at the time of grant for issuance pursuant to the Plan. The policies of the TSX Venture Exchange provide that, where a Company has a rolling stock option plan in place, it must seek shareholder approval, for such plan annually. The Plan was originally approved by shareholders at a meeting held July 30, 2008.  The Plan is attached to this Circular as Schedule "A".

In order for the resolution approving and ratifying the Plan to be effective, it must be approved by the affirmative vote of a majority of the votes cast in respect thereof by shareholders present in person or by proxy at the Meeting.

The Board believes that the Plan is in the best interests of the Company and unanimously recommends that shareholders vote FOR the Plan. In the absence of a contrary instruction, the person(s) designated by management of the Company in the enclosed form of proxy intend to vote FOR the Stock Option Plan Resolution ratifying the Plan.

"BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

1.

The Plan of the Company as set forth in the management information circular prepared for the purposes of the Meeting, be and the same is hereby ratified, confirmed and approved.

2.

Any one director or officer of the Company is authorized and directed, on behalf of the Company, to take all necessary steps and proceedings and to execute, deliver and file any and all declarations, agreements, documents and other instruments and do all such other acts and things (whether under corporate seal of the Company or otherwise) that may be necessary or desirable to give effect to this ordinary resolution."

EXECUTIVE COMPENSATION

All dollar amounts in this Circular are expressed in Canadian dollars unless otherwise indicated.

Compensation Discussion & Analysis

The Board of Directors determines the executive compensation policy for the executives of the Company.  The Board of Directors evaluates the performance of the Company's senior executive officers and reviews the design and competitiveness of the Company's compensation plans.

The Company's executive compensation program, including that for the CEO, is based on a pay for performance philosophy.  Incentive plan awards are directly tied to corporate and individual performance and are provided to align the interests of executive officers with the longer term interests of shareholders.  Independent consultants may be retained on an as needed basis by the Company to assess the executive compensation program.

Compensation for the Named Executive Officers, as well as for executive officers as a whole consists of a salary and incentive plan awards.

The Board determines a base salary for its Named Executive Officers and other officers.  The level of base salary for each Named Executive Officer, executive officer and employee within a specified range is determined by the level of past performance, available market data, as well as by the level of responsibility and the importance of the position to the Company.

The Board determines on a discretionary basis, incentive plan awards to be paid by the Company to all eligible executives and employees in respect of a fiscal year.  Corporate performance is measured by reviewing personal performance and other significant factors, such as level of responsibility and importance of the position to the Company.  The individual performance factor allows the Company to recognize and reward those individuals whose efforts have assisted the Company to attain its corporate performance objective.

The Board has sole discretion to determine the key employees to whom equity based grants  will be made and to determine the terms and conditions of such grants.  The Board approves grants for each level of executive officer or employee.  Individual grants are determined by an assessment of an individual's current and expected future performance, level of responsibilities and the importance of the position to the Company.

The Company does not have a pension plan benefit program nor a non-equity incentive plan compensation in place.  Therefore, there were no payments or benefits in connection with a defined benefit or a defined contribution plan and no annual incentive plan or long-term incentive plan awards offered to the Named Executive Officers during the Company's most recently completed financial year.

Summary Compensation Table

The following table sets out information concerning the compensation earned from the Company and any of the Company's subsidiaries during the financial year ended January 31, 2009 by the Company's Chief Executive Officer and the Chief Financial Officer (collectively, the "Named Executive Officers").  No other officers of the Company are entitled to annual total compensation of more than $150,000.

Summary Compensation Table

Name and principal position	Fiscal Year Ended	Salary ($)	Share-based awards ($)	Option-based awards ($)	Non-equity incentive plan compensation ($)		Pension value ($)	All other compensation ($)	Total compensation ($)
					Annual incentive plans	Long-term incentive plans(3)
Keith Henderson President and Chief Executive Officer(1)	Year Ended January 31, 2009	Nil	Nil	93,355	Nil	Nil	Nil	24,000	117,355
Michael Kinley Chief Financial Officer(2)	Year Ended January 31, 2009	Nil	Nil	73,089	Nil	Nil	Nil	30,000	103,089
Anton Drescher Former President and Chief Executive Officer(1)	Year Ended January 31, 2009	Nil	Nil	71,222	Nil	Nil	Nil	47,500 2,000	120,722
Donna Moroney Former Chief Financial Officer(2)	Year Ended January 31, 2009	Nil	Nil	17,339	Nil	Nil	Nil	10,005	27,344

Notes:

(1)

Keith Henderson was appointed President and Chief Executive Officer of the Company on December 1, 2008.  Anton Drescher resigned as the President and Chief Executive Officer of the Company on December 1, 2008.

(2)

Michael Kinley was appointed Chief Financial Officer of the Company on July 30, 2008.  Donna Moroney resigned as the Chief Financial Officer of the Company on July 30, 2008.

(3)

"LTIP" or "long term incentive plan" means any plan that provides compensation intended to motivate performance to occur over a period greater than one fiscal year, but does not include option or share-based awards.

Incentive Plan Awards

Outstanding Option-Based and Share-Based Awards

The following table sets out for each Named Executive Officer information concerning all option-based and share-based awards outstanding as of January 31, 2009 (this includes awards granted before the most recently completed financial year).

Option-based Awards					Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)
Keith Henderson President and Chief Executive Officer(1)	500,000 400,000	0.30 0.60	May 23/10 Apr 9/11	105,000 Nil	N/A	N/A
Michael Kinley Chief Financial Officer(2)	100,000 100,000	1.40 0.60	May 23/10 Apr 9/11	Nil Nil	N/A	N/A
Anton Drescher Former President and Chief Executive Officer(1)	100,000 10,000 50,000	1.40 0.30 0.60	May 23/10 Jan 7/11 Apr 9/11	Nil 2,100 Nil	N/A	N/A
Donna Moroney Former Chief Financial Officer(2)	25,000	1.40	May 23/10	Nil	N/A	N/A

Notes:

(1)

Keith Henderson was appointed President and Chief Executive Officer of the Company on December 1, 2008.  Anton Drescher resigned as the President and Chief Executive Officer of the Company on December 1, 2008.

(2)

Michael Kinley was appointed Chief Financial Officer of the Company on July 30, 2008.  Donna Moroney resigned as the Chief Financial Officer of the Company on July 30, 2008.

Value Vested or Earned During the Year

The following table sets out for each Named Executive Officer information concerning the value of incentive plan awards—option-based and share-based awards as well as non-equity incentive plan compensation—vested or earned during the financial year ended January 31, 2009.

Name	Option-based awards – Value vested during the year ($)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)
Keith Henderson President and Chief Executive Officer(1)	93,355	Nil	Nil
Michael Kinley Chief Financial Officer(2)	73,089	Nil	Nil
Anton Drescher Former President and Chief Executive Officer(1)	71,222	Nil	Nil
Donna Moroney Former Chief Financial Officer(2)	17,339	Nil	Nil

Notes:

(1)

Keith Henderson was appointed President and Chief Executive Officer of the Company on December 1, 2008.  Anton Drescher resigned as the President and Chief Executive Officer of the Company on December 1, 2008.

(2)

Michael Kinley was appointed Chief Financial Officer of the Company on July 30, 2008.  Donna Moroney resigned as the Chief Financial Officer of the Company on July 30, 2008.

(3)

The closing price of the Company's Common Shares on the TSX Venture Exchange on January 31, 2009 was $0.51.

Equity Compensation Plan Information

The following table sets out information concerning the number and price of securities to be issued under equity compensation plans to employees and others.

Plan Category	Number of Securities to be Issued upon Exercise of Options, Warrants and Rights (as at January 31, 2009) (a)	Weighted – Average Exercise Price of Outstanding Options, Warrants and Rights (as at January 31, 2009) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in (a)) (as at January 31, 2009) (c)
Equity Compensation Plans Approved by Securityholders	3,600,000	1.09	216,819
Equity Compensation Plans Not Approved by Securityholders	Nil	Nil	Nil
Total

Pension Plan Benefits

The Company does not offer pension plan (neither defined benefit nor defined contribution) benefits to its Officers, Directors and Employees.  Furthermore, the Company does not have a deferred compensation plan related to each Name Executive Officer.

Termination and Change of Control Benefits

As at January 31, 2009, there are no employment contracts between the Company or its subsidiaries and any of its Named Executive Officers.  As well, there is no compensatory plan or arrangement with respect to an Executive Officer which results or will result from the resignation, retirement or any other termination of employment of an Executive Officer's employment with the Company and its subsidiaries or from a change of control of the Company or any subsidiary of the Company or a change in an Executive Officer's responsibilities following change of control.

Director Compensation

During the financial year ended January 31, 2009, none of the directors of the Company were paid, awarded or granted any compensation with respect to activities performed in their capacity as directors.  Directors are eligible to participate in the Stock Option Plan.  Directors are entitled to be reimbursed for expenses incurred by them in their capacity as directors.

Outstanding Option-Based and Share-Based Awards

The following table sets forth all outstanding awards held by the independent directors of the Company as at January 31, 2009 under the Stock Option Plan, as awards under the Stock Option Plan are considered "option-based awards" under applicable securities laws. The value of the unexercised in-the-money options as at January 31, 2009 has been determined based on the excess of the closing price of the Common Shares on the TSX Venture Exchange on January 31, 2009 of $0.51 per Common Share over the exercise price of such options.

Option-based Awards					Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)(1)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)
Mark Cruise	187,500	1.40	May 23, 2010	Nil	Nil	Nil
Jeffrey Pontius	187,500	1.40	May 23, 2010	Nil	Nil	Nil

Notes:

(1)

The closing price of the Company's Common Shares on the TSX Venture Exchange on  January 31, 2009 was $0.51.

Value Vested or Earned During the Year

During the financial year ended January 31, 2009, the Company attributed a value of $283,420 to option-based awards that vested for the independent directors of the Company under the Stock Option Plan in the fiscal year ended January 31, 2009, based upon the related stock-based compensation charges therefore included in its audited financial statements for the year then ended..  None of the independent directors earned any non-equity incentive plan compensation during the fiscal year ended January 31, 2009.

Indebtedness of Directors and Executive Officers

No director, executive officer or senior officer of the Company, proposed management nominee for election as a director of the Company or any associate or affiliate of any such director, executive or senior officer or proposed nominee, at any time during the fiscal year ended January 31, 2009, is or has been indebted to the Company or any of its subsidiaries.

Directors' and Officers' Liability Insurance

The Company has not purchased liability insurance but has agreed to indemnify directors and officers of the Company against all costs, charges and expenses reasonably incurred by them in respect of certain proceedings to which they may be made party by reason of their status as directors or officers of the Company.  The indemnification is extended to directors and officers provided they have acted honestly and in good faith with a view to the best interests of the Company and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, on the condition the director or officer had reasonable grounds for believing his conduct was lawful.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No informed person of the Company, nominee for director of the Company, nor any affiliate or associate of any informed person or nominee for director, had any material interest, direct or indirect, in any transaction or proposed transaction which has materially affected or would material affect the Company since the beginning of the financial year ended January 31, 2009.

For the purposes of this Information Circular, an "informed person" includes (i) a director or executive officer of the Company, (ii) a director or executive officer of a person or company that is itself an informed person, or (iii) any person or company who beneficially owns, directly or indirectly, and/or exercises control or direction over voting securities of the Company carrying more than 10% of the voting rights attaching to all outstanding voting securities of the Company.

REGULATORY MATTERS AND BANKRUPTCIES AND INSOLVENCIES

No nominee for director of the Company is, as at the date of this Information Circular, or has been, within 10 years before the date of this Information Circular, a director or executive officer of any company that, while that person was acting in that capacity, (i) was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation for a period of more than 30 consecutive days, (ii) was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, or (iii) within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

CORPORATE GOVERNANCE DISCLOSURE

National Instrument 58-101 - Disclosure of Corporate Governance Practices ("NI 58-101") and National Policy 58-201 Corporate Governance Guidelines ("NP 58-201") were adopted in each of the provinces and territories of Canada.  NI 58-101 requires issuers to disclose the corporate governance practices that they have adopted.  NP 58-201 provides guidance on corporate governance practices.  Set forth below is a description of the Company's current corporate governance practices.

At present, the Company's exploration is carried on through joint ventures in which the Company is not the operator. Accordingly, the Company has no permanent staff and the officers do not devote their full time to the affairs of the Company.  It is expected that following the Meeting  a review of corporate governance practices and reconstitution of the committees of the board will be a priority. A description of the Company's past corporate governance practices is set out below, including a discussion of the principal matters relating to corporate governance practices discussed in NI 58-101.

1. Board of Directors

The Board of the Company facilitates its exercising of independent supervision over the Company's management through frequent meetings of the Board, both with and without members of the Company's management (including members of management that are also directors) being in attendance.  The mandate of the Board, as prescribed by the Business Corporations Act (British Columbia), is to manage or supervise the management of the business and affairs of the Company and to act with a view to the best interests of the Company. In doing so, the Board oversees the management of the Company's affairs directly and through its committees.

Messers Cruise and Baertl, will be, if elected, "independent" directors in that they are independent and free from any interest, and any business or other relationship which could reasonably be perceived to, materially interfere with the director's ability to act with the best interests of the Company, other than interests and relationships arising from shareholdings. Messers Henderson and Drescher are current and or former members of management and are therefore not considered independent.

2. Directorships

The following directors of the Company are directors of other reporting issuers as follows:

Name of Directors	Name of Other Reporting Issuers

Augusto Baertl	Alturas Minerals Corp. Norsemont Mining Inc.
Anton J. Drescher	USA Video Interactive Corp. International Tower Hill Mines Ltd. Trevali Resources Corp. Ravencrest Resources Inc.
Mark Cruise	Trevali Resources Corp.

3. Orientation and Continuing Education

While we do not have formal orientation and training programs, new Board members are provided with: (i) access to recent, publicly filed documents of our Company, technical reports and our internal financial information; (ii) access to management and technical experts and consultants; and (iii) a summary of significant corporate and securities responsibilities.

Board members are encouraged to communicate with management, auditors and technical consultants, to keep themselves current with industry trends and developments and changes in legislation with management's assistance and to attend related industry seminars and visit our offices. Board members have full access to our records.

4. Ethical Business Conduct

The Board views good corporate governance as an integral component to our success and to meet our responsibilities to shareholders. The Board has adopted a Code of Ethics and has instructed our management and employees to abide by the Code.  The Code of Ethics is available on SEDAR at www.sedar.com.

5. Nomination of Directors

The Board has responsibility for identifying potential Board candidates. The Board assesses potential Board candidates to fill perceived needs on the Board for required skills, expertise, independence and other factors. Members of the Board and representatives of the mineral exploration industry are consulted for possible candidates.

6. Compensation

Members of the Board are not compensated for acting as directors, save for being granted incentive stock options pursuant to the policies of the TSXV and the Company's stock option plan. The Board as a whole determines the stock option grants for each director.  The Board members review on an ongoing basis, the compensation of the senior officers to ensure that it is competitive.

7. Other Board Committees

Other than the Audit Committee and the Compensation Committee, there are no other committees of the Board

8. Assessments

The Board monitors the adequacy of information given to directors, communication between the Board and management and the strategic direction and processes of the Board and committees.  The Audit Committee will annually review the Audit Committee Charter and recommend revisions to the Board as necessary.  The Company feels its corporate governance practices are appropriate and effective for the Company, given its size and operations. The Company's method of corporate governance allows for the Company to operate efficiently, with simple checks and balances that control and monitor management and corporate functions without excessive administrative burden.

AUDIT COMMITTEE INFORMATION

National Instrument 52-110 - Audit Committees of the Canadian Securities Administrators ("NI 52-110") requires the Company, as a venture issuer, to disclose annually in its Information Circular certain information concerning the constitution of its audit committee and its relationship with its independent auditor, as set forth in the following:

Audit Committee Mandate and Terms of Reference for Chair

The mandate and responsibilities of the audit committee of the Company (the "Audit Committee") of the board of directors is attached to this Information Circular as Schedule "B".

Composition of the Audit Committee

The current members of the Audit Committee are Messers Baertl, Cruise, Drescher.  The Audit Committee operates under a written charter that sets out its responsibilities and composition requirements. A copy of the charter is attached to this Information Circular as Schedule "B".  Messers Baertl and Cruise are considered to be independent pursuant to NI 52-110.  Mr. Drescher is a former executive officer of the Company is therefore not consider independent.  All members of the audit committee are financially literate.

Relevant Education and Experience

Anton J. Drescher – Director.  Mr. Drescher received a Diploma in Financial Management from the British Columbia Institute of Technology in June 1974 and obtained his Certified Management Accountant designation in October 1981.  Mr. Drescher is the President and a director of Harbour Pacific Capital Corp. a company providing administrative and consulting services mainly to public companies.

Mark D. Cruise – Director.  Dr. Cruise was educated in Ireland where he received a B.A. (Mod.) and Ph.D. (Geology) from Trinity College, Dublin.

Augusto Baertl – Director.  Mr. Baertl graduated from Universidad Nacional de Ingeniería in 1965 and also participated in the Senior Management Program at Harvard Business School and in the CEO Management Program at Northwestern University.

Pre-Approval Policies and Procedures

The Audit Committee reviews all non-audit services and pre-approves all non-audit services to be provided to the Company by its external auditors.

External Auditor Service Fees

Fees incurred with the Company's external auditors are outlined in the following table:

Nature of Services	Fees Paid to Auditor in Year Ended January 31, 2009 ($)	Fees Paid to Auditor in Year Ended January 31, 2008 ($)
Audit Fees	52,028	17,956
Audit-Related Fees	-	-
Tax Fees	2,794	-
All Other Fees	-	6,090
Total	54,822	24,046

Exemption

The Company is relying upon the exemption in section 6.1 of NI 52-110 in respect of the composition of its audit committee and in respect of its reporting obligations.

AVAILABLE INFORMATION

Additional information relating to the Company is available on SEDAR at www.sedar.com.  Financial information about the Company is provided in the Company's comparative financial statements and MD&A for its most recently completed financial year.

Shareholders of the Company may request copies of the Company's financial statements and MD&A by contacting the Corporate Secretary of the Company at Suite 1920 - 1188 West Georgia Street Vancouver, British Columbia V6E 4A2.

* * * * * *

DIRECTORS' APPROVAL

The contents and the sending of this Management Information Circular have been approved by the Board of Directors of the Company.

DATED this 4th day of June 2009.

On Behalf of the Board

/s/ "Keith J. Henderson"

Keith J. Henderson
President, CEO and Director

SCHEDULE "A"

2009 STOCK OPTION PLAN

Dated for Reference June 4, 2009

PART 1 - DEFINITIONS AND INTERPRETATION

Definitions

1.1

In this Stock Option Plan:

(a)

“Accelerated Vesting Event” means the occurrence of any one of:

(i)

a take-over bid as defined in the Securities Act (British Columbia) is made for Common Shares or Convertible Securities which, if successful would result (assuming the conversion, exchange or exercise of the Convertible Securities, if any, that are the subject of the take-over bid) in any person or persons acting jointly or in concert (as such phrase is defined in the Securities Act (British Columbia)) or persons associated or affiliated with such person or persons within the meaning of the Business Corporations Act (British Columbia) beneficially, directly or indirectly, owning shares that would, notwithstanding any agreement to the contrary, entitle the holders thereof for the first time to cast at least three-quarters of the votes attaching to all shares in the capital of the Corporation that may be cast to elect Directors,

(ii)

the acquisition or continuing ownership by any person or persons acting jointly or in concert (as such phrase is defined in the Securities Act (British Columbia), directly or indirectly, of Common Shares or of Convertible Securities, which, when added to all other securities of the Corporation at the time held by such person or persons, or persons associated or affiliated with such person or persons within the meaning of the Business Corporations Act (British Columbia) (collectively, the “Acquirors”), and assuming the conversion, exchange or exercise of Convertible Securities beneficially owned by the Acquirors, results in the Acquirors beneficially owning shares that would, notwithstanding any agreement to the contrary, entitle the holders thereof for the first time to cast at least three-quarters of the votes attaching to all shares in the capital of the Corporation that maybe cast to elect Directors,

(iii)

the sale, lease, exchange or other disposition of all or substantially all of the Corporation’s assets, or

(iv)

an amalgamation, merger, arrangement or other business combination (a “Business Combination”) involving the Corporation that results in the securityholders of the parties to the Business Combination other than the Corporation owning, directly or indirectly, shares of the continuing entity that entitle the holders thereof to cast at least three-quarters of the votes attaching to all shares in the capital of the continuing entity that may be cast to elect Directors;

(b)

“Associate” has the meaning ascribed thereto in the Securities Act (British Columbia);

(c)

“Board” means the board of directors of the Corporation;

(d)

“Common Shares” means the common shares without par value in the capital of the Corporation;

(e)

“Consultant” means, in relation to the Corporation, an individual or a consultant Corporation, other than an Employee or a Director, that:

(i)

is engaged to provide on a ongoing bona fide basis, consulting, technical, management or other services to the Corporation or to an Affiliate (as defined in the policies of the Exchange) of the Corporation;

(ii)

provides the services under a written contract between the Issuer or the Affiliate and the individual or a Consultant Corporation;

(iii)

in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or an Affiliate of the Issuer; and

(iv)

has a relationship with the Corporation or an Affiliate of the Corporation that enables the individual to be knowledgeable about the business and affairs of the Corporation.

(f)

“Convertible Securities” means securities convertible into, exchangeable for or representing the right to acquire Common Shares;

(g)

“Corporation” means Dorato Resources Inc.;

(h)

“Director” means a director of the Corporation;

(i)

“Effective Date” of an Option means the date on which the Option is granted, whether or not the grant is subject to any Regulatory Approval;

(j)

“Employee” means:

(i)

an individual who is considered an employee of the Corporation or its subsidiary, if applicable, under the Income Tax Act (Canada) (i.e. for whom income tax, employment insurance and CPP deductions must be made at source),

(ii)

an individual who works full- time for the Corporation or its subsidiary, if applicable, providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source, or

(iii)

an individual who works for the Corporation or its subsidiary, if applicable, on a continuing and regular basis for a minimum amount of time per week determined by the Corporation providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source;

(k)

“Exchange” means the TSX Venture Exchange;

(l)

“Expiry Date” of an Option means the day on which an Option lapses;

(m)

“Insider” means:

(i)

an insider of the Corporation as defined in the Securities Act (British Columbia), other than a person who is an insider solely by virtue of being a director or senior officer of a Subsidiary; and

(ii)

an Associate of a person who is an Insider by virtue of §(i);

(n)

“Investor Relations Activities” means any activities, by or on behalf of the Corporation that promote or reasonably could be expected to promote the purchase or sale of securities of the Corporation, but does not include:

(i)

the dissemination of information provided, or records prepared, in the ordinary course of business of the Corporation:

(A)

to promote the sale of products or services of the Corporation; or

(B)

to raise public awareness of the Corporation, that cannot reasonably be considered to promote the purchase or sale of securities of the Corporation;

(ii)

activities or communications necessary to comply with the requirements of

(A)

applicable securities laws;

(B)

the requirements of the Exchange or the by- laws, rules or other regulatory instruments of any other self regulatory body or exchange having jurisdiction over the Corporation;

(iii)

communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if:

(A)

the communication is only through the newspaper, magazine or publication; and

(B)

the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

(iv)

activities or communications that may be otherwise specified by the Exchange.

(o)

“Market Price” of Shares at any Grant Date means the last closing price per Share preceding the Corporation’s announcement of the grant of the Option or, if the grant is not announced, on the trading day immediately preceding the Grant Date, or if the Shares are not listed on any stock exchange, “Market Price” of Shares means the price per Share on the over-the-counter market determined by dividing the aggregate sale price of the Shares sold by the total number of such Shares so sold on the applicable market for the last day prior to the Grant Date.

(p)

“Officer” means an individual who is an officer of the Corporation;

(q)

“Option” means a right to purchase Common Shares granted under this Stock Option Plan to a Director, Officer, Consultant or Employee;

(r)

“Outstanding Issue” means the number of Common Shares outstanding on a non-diluted basis;

(s)

“Option Commitment” means the notice of grant of an Option delivered by the Corporation to an Optionee and substantially in the form of the Schedule “A” attached hereto

(t)

“Optioned Shares” means Common Shares subject to an Option;

(u)

“Optionee” means an individual to whom an Option is granted by the Corporation under this Stock Option Plan;

(v)

“Regulatory Approval” means the approval of the TSX Venture Exchange and every other stock exchange or securities regulatory agency whose approval is required in the circumstances;

(w)

“Retired” means:

(i)

with respect to an Officer or Employee, the retirement of the Officer or Employee within the meaning of the Canada Pension Plan, after attainment of age 65; and

(ii)

with respect to a Director, cessation of office as a Director, other than by reason of death, after attainment of age 70;

(x)

“Share Compensation Arrangement” means any stock option, stock option plan, employee stock purchase plan, share distribution plan or any other compensation or incentive mechanism involving the issuance or potential issuance of shares to any Director, Officer, Consultant or Employee, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guaranty or otherwise;

(y)

“Stock Option Plan” means this 2009 Stock Option Plan;

(z)

“Subscription Price” means the amount payable on an exercise of an Option;

(aa)

“Subsidiary” means a subsidiary as determined under the Business Corporations Act (British Columbia);

(bb)

“Totally Disabled”, with respect to an Employee or Officer, means that, solely because of disease or injury the Employee or Officer is deemed by a qualified physician selected by the Corporation to be unable to work at any occupation which the Employee or Officer is reasonably qualified to perform and, with respect to a Director, means that, solely because of disease or injury, the Director is deemed by a qualified physician selected by the Corporation to be unable to carry out his or her responsibilities on the Board;

(cc)

reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations; and

(dd)

the words “the last day on which the Officer or Employee worked for the Corporation or a Subsidiary of the Corporation” means, with respect to an Officer or Employee whose employment has been terminated by the Corporation or a Subsidiary of the Corporation:

(i)

other than for cause, either:

(A)

the day specified by the Corporation or such Subsidiary in writing to the Officer or Employee as being the last day on which the Officer or Employee is to work for the Corporation or a Subsidiary of the Corporation; or

(B)

if such Officer or Employee is given pay in lieu of advance notice of a pending effective date of termination, the day on which such notice of termination is given in writing by the Corporation or such Subsidiary to the Officer or Employee; and

(ii)

for cause, the day on which the notice of termination was given.

PART 2 - STOCK OPTION PLAN

Purpose of Stock Option Plan

2.1

The purpose of this Stock Option Plan is to recognize contributions made by Directors, Officers, Consultants and Employees and to provide for an incentive for their continuing relationship with the Corporation and its Subsidiaries.

Eligibility

2.2

Options to purchase unissued Common Shares may be granted from time to time under this Stock Option Plan by the Board, on the recommendation of the Chief Executive Officer of the Corporation, to Directors, Officers, Consultants and Employees.

Incorporation of Terms of Stock Option Plan

2.3

Subject to specific variations approved by the Board, all terms and conditions set out herein will be deemed to be incorporated into and form part of each Option granted under this Stock Option Plan.

Maximum Shares to be Allotted

2.4

The maximum aggregate number of Common Shares that may be allotted for issuance under this Stock Option Plan, shall not exceed 10% of the number of issued shares of the Corporation at the time of granting of options under this Stock Option Plan.

PART 3 - TERMS AND CONDITIONS OF OPTIONS

Subscription Price

3.1

The Subscription Price per Common Share to be acquired on the exercise of an Option will be the Discounted Market Price per share for the Common Shares on the TSX Venture Exchange on the last trading day on such exchange before the Effective Date of the Option.

Term of Options

3.2

The term of an Option will be such period after the Effective Date thereof, not exceeding 5 years, as the Board determines at the time of granting of the Option.

Vesting Schedule for Options Granted to Consultants or Consultant Companies Conducting Investor Relations Activities

3.3

An Option granted to a Consultant or Consultant Corporation conducting Investor Relations Activities will become vested with the right to exercise 1/4 of the Option upon the conclusion of every 3 months subsequent to the date of granting of the Option, such that such Optionee will be vested with the right to exercise 100% of the Option upon the conclusion of 12 months from the date of granting of the Option.  By way of example, in the event that such Optionee did not exercise 1/4 of the Option at the conclusion of 3 months from the date of granting, such Optionee would be entitled to exercise 1/2 of the Option upon the conclusion of 6 months from the date of granting.

Provided, however, that notwithstanding any vesting schedule specified in respect of any particular option, Options shall become fully vested, and each Optionee shall be entitled to exercise his or her option in respect of the full number of Optioned Shares, upon the occurrence of an Acceleration Event, subject to review and acceptance of the Acceleration Event by the Exchange.

Variation of Vesting Periods

3.4

If the Board determines with respect to an Optionee that it is desirable to alter the vesting periods of any particular Option, it may fix the vesting of that Option before or after its grant in such manner as it determines in its discretion, subject to the policies of the Exchange.

3.5

If there occurs an Accelerated Vesting Event each Option held by an Optionee may be exercised by the Optionee at any time or from time to time on or before the Expiry Date of the Option, subject to the approval of the Exchange; provided that with respect to an Option held by an Officer or Employee the Accelerated Vesting Event must have occurred on or before the last day on which the Officer or Employee worked for the Corporation or a Subsidiary of the Corporation.

Limitation on Right to Exercise

3.6

No Option may be exercised after:

(a)

the time at which the Optionee ceases to be a Director; or

(b)

in the case of an Officer or Employee, 5:00 p.m. Pacific Standard Time on the last day on which the Officer or Employee worked for the Corporation or a Subsidiary of the Corporation

(each of §(a) and (b) being the “particular time”), except as follows:

(i)

an Option that would otherwise so cease to be exercisable by reason of the death of the Optionee at the particular time may be exercised by the personal representatives of the Optionee, from time to time no later than the earlier of the Expiry Date of the Option and one year after the particular time, as to a total number of shares not exceeding the number of vested shares as to which the Optionee did not exercise the Option before the particular time, including shares as to which pursuant to §3.3 or §3.4 the Optionee was at the particular time not yet entitled to exercise the Option. Any unvested Options shall be cancelled upon termination of the Option;

(ii)

an Option that would otherwise so cease to be exercisable by reason that the particular time is the effective time that the Optionee has Retired or become Totally Disabled may be exercised by the Optionee, from time to time no later than the earlier of the Expiry Date of the Option and ninety days after the particular time, or, if the Optionee is engaged in Investor Relations Activities, then thirty days after the particular time, as to a total number of shares not exceeding the number of vested shares as to which the Optionee did not exercise the Option before the particular time, including shares as to which pursuant to §3.3 or §3.4 the Optionee was at the particular time not yet entitled to exercise the Option. Any unvested Options shall be cancelled upon termination of the Option;

(iii)

an Option that would otherwise so cease to be exercisable by reason that in circumstances in which neither §(i) nor §(ii) applies:

(A)

the particular time is the effective time that the Optionee ceases to be a Director; or

(B)

the particular time:

(I)

is 5:00 p.m. Pacific Standard Time on the last day on which the Officer or Employee worked for the Corporation or a Subsidiary of the Corporation, except where the office or employment was terminated for cause; and

(II)

is not a time immediately before which the office might have been terminated by the Corporation or a Subsidiary of the Corporation, or the employment terminated by the Corporation or a Subsidiary of the Corporation, for cause, may be exercised by the Optionee or, if the Optionee dies after the particular time, the personal representatives of the Optionee, from time to time no later than 5:00 p.m. Pacific Standard Time on the earlier of the Expiry Date of the Option and the day that is 30 days after the particular time, as to a total number of shares not exceeding the number of shares as to which the Optionee was entitled to and did not exercise the Option immediately before the particular time.

Non-Assignability

3.7

Except as provided in §3.6 or as permitted by applicable regulatory authorities in connection with a transfer to a registered retirement savings plan or registered retirement income fund established by or for the Optionee or under which the Optionee is the beneficiary, an Option may be exercised only by the Optionee to whom it is granted and will not be assignable.

Adjustment

3.8

The number of Common Shares subject to an Option and the price per share payable on exercise of an Option will be subject to adjustment in the events and in the manner following:

(a)

if the Common Shares are subdivided or consolidated after the Effective Date of an Option, or the Corporation pays to holders of Common Shares of record as of’ a date after the Effective Date of an Option a dividend payable in Common Shares:

(i)

the number of Common Shares which would be acquired on any exercise of the Option thereafter will be adjusted to the number of such shares that the Optionee would hold through the combined effect of such exercise and such subdivision, consolidation or stock dividend if the time of the subdivision or consolidation or the record date of such stock dividend had been immediately after the exercise:

(ii)

the price per share payable on such an exercise of such an Option will be adjusted in inverse proportion to the adjustment under §(i) in the number of shares that may be 23 acquired or such exercise,

and the number of such shares referred to in §2.4 and §5.4(c) and considered as previously allotted for the purposes of applying §2.4 and §5.4(c) will be correspondingly adjusted;

(b)

if there is any capital reorganization, reclassification or other change or event affecting the Common Shares to which §(a) does not apply, the Board will determine whether in the circumstances it is just and equitable that there be some alteration in the securities or other consideration to be acquired by Optionees on the exercise of Options then outstanding and will make such amendments to the Stock Option Plan as the Board considers appropriate in the circumstances to ensure a just and equitable result;

(c)

the Corporation will not be required to issue any fractional share in satisfaction of its obligations hereunder or make any payment in lieu thereof.

Disputes

3.9

If any question arises at any time with respect to the Subscription Price or number of Optioned Shares deliverable upon exercise of an Option in any of the events set out in §3~8, such question will be conclusively determined by the Corporation’s auditors, or, if the auditors decline to so act, any other firm of chartered accountants in Vancouver, British Columbia that the Corporation may designate, and such auditors or other firm will have access to all appropriate records and its determination will be binding upon the Corporation and each Optionee.

PART 4 - PROCEDURE

Option Commitment

4.1

Upon the granting of an Option hereunder the Chief Executive Officer of the Corporation will deliver to the Optionee an Option Commitment detailing the terms of the Option and upon such delivery the Optionee will be a participant in this Stock Option Plan and have the right to purchase the Optioned Shares at the Subscription Price set out therein, subject to the terms of this Stock Option Plan.

4.2

Upon the occurrence of an event to which §3.8 applies, the Chief Executive Officer of the Corporation may, and if so directed by the Board will, deliver to any Optionee with respect to any Option a revised Option Commitment, identified as such, with respect to shares as to which the Option has not been exercised, reflecting the application of §3.8 by reason of that event.

Manner of Exercise

4.3

An Optionee being entitled to and wishing to exercise an Option may do so only by delivering to the Corporation at its head office:

(a)

a written notice addressed to the Corporation specifying the number of Optioned Shares being acquired pursuant to the Option; and

(b)

a certified cheque or bank draft payable to the Corporation for the aggregate Subscription Price for the Optioned Shares being acquired.

Share Certificates

4.4

Upon an exercise of an Option the Corporation will direct its transfer agent to issue a share certificate to an Optionee for the appropriate number of Optioned Shares not later than five days thereafter.

PART 5 - GENERAL PROVISIONS

Effective Date of Plan

5.1

This Stock Option Plan will become effective on the receipt of both Regulatory Approval and shareholder approval.

Administration

5.2

Subject to such limitations as may from time to time be imposed by the Board, the Chief Executive Officer will be responsible for the general administration of this Stock Option Plan, the proper execution of its provisions, the interpretation of this Stock Option Plan and the determination of all questions arising pursuant to this Stock Option Plan, and without limiting the generality of the foregoing, the Chief Executive Officer will have the power to grant Options pursuant to this Stock Option Plan and allot Common Shares for issuance on the exercise of Options.

Limitations on Issue

5.3

The number of Common Shares reserved for issue to any person in any twelve month period under this Stock Option Plan may not exceed 5% of the Outstanding Issue.

5.4

Under this Stock Option Plan and any other Share Compensation Arrangement, the number of Common Shares that may be:

(a)

reserved for issuance to Insiders of the Corporation may not exceed 10% of the number of issued shares of the Corporation at the time of granting of options under this Stock Option Plan;

(b)

issued to any one Director or Employee, within any 12 month year period may not exceed 5% of the Outstanding Issue at the time of granting;

(c)

issued to any one Insider and his or her Associates within any 12 month period, may not exceed 5% of the Outstanding Issue at that time;

(d)

issued to any one Consultant within any 12 month period may not exceed 2% of the Outstanding Issue at the time of granting;

(e)

issued to an Employee, Consultant or Director conducting Investor Relations Activities within any 12 month period may not exceed 2% of the Outstanding Issue at the time of granting.

Amendment

5.5

Subject to Regulatory Approval, the Board may amend, suspend, terminate or discontinue this Stock Option Plan, or revoke or alter any action taken pursuant to this Stock Option Plan, except that no amendment, suspension, termination or discontinuance of this Stock Option Plan will alter or impair any Option without the written consent of the Optionee.

Governing Law

5.6

This Stock Option Plan will be construed in accordance with and the rights of the Corporation and each Optionee will be governed by the laws of British Columbia and the laws of Canada applicable therein.

Notice

5.7

Each notice, demand or communication required or permitted to be given under this Stock Option Plan will be in writing and will be delivered to the person to whom it is addressed, and the date of delivery of such notice, demand or communication will be the date of receipt by the addressee.

Employment

5.8

Nothing contained in this Stock Option Plan will confer upon any Optionee or Employee any right with respect to employment or continuance of employment with the Corporation or a Subsidiary, or interfere in any way with the right of the Corporation or a Subsidiary to terminate the Optionee’s or Employee’s employment at any time. Participation in this Stock Option Plan by an Optionee or Employee will be voluntary.

No Representation or Warranty

5.9

The Corporation makes no representation or warranty as to the future market value of Common Shares issued in accordance with the provisions of this Stock Option Plan. Notwithstanding any other provision of this Stock Option Plan, the Corporation has no obligation to issue or deliver any Common Shares under this Stock Option Plan or to make any other distribution of benefits hereunder unless such issuance, delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

Price Amendment

5.10

Subject to §3.8, the terms of an Option that has been issued will not, after the issue of the Option, be amended except in compliance with the applicable policies of the Exchange.

5.11

Disinterested shareholder approval is required if the Subscription Price of an Option granted to an Insider is to be reduced.

Approved by the Board of Directors

of DORATO RESOURCES INC.

on June 4, 2009.

SCHEDULE “A”

DORATO RESOURCES INC.

2009 STOCK OPTION PLAN

OPTION COMMITMENT

____________, 20___

Notice is hereby given that, effective _____________________ 20___ (the “Effective Date”) Dorato Resources Inc. (the “Corporation”), pursuant to the Corporation’s 2009 Stock Option Plan (the “Plan”), as it may have been amended to the Effective Date, granted to ________________________ (the “Optionee”), an Option (the “Option”) to acquire up to _____________________ Common shares in the capital of the Corporation (the “Optioned Shares”) on or before ______________, 20___ at a Subscription Price of Cdn. $______________ per share.

The grant of the Option is made on and subject to the vesting provisions and other terms and conditions of the Plan, which are incorporated by reference herein. In addition, pursuant to the policies of the TSX Venture Exchange, any Optioned Shares acquired within four months of the date of this commitment form may not be traded until such four-month period has expired and a legend to that effect will be placed on any share certificate issued. The number of Optioned Shares will be adjusted if and to the extent required in accordance with Section 3.8 of the Plan.

To exercise the Option, the Optionee must deliver to the Corporation at its head office a written notice addressed to the Corporation specifying the number of Optioned Shares that the Optionee wishes to acquire, together with a certified cheque or bank draft payable to the Corporation for the aggregate Subscription Price for such shares. A share certificate evidencing the Optioned Shares thereby acquired will be issued to the Optionee by the Corporation’s transfer agent in accordance with the Plan.

DORATO RESOURCES INC.

By:

Chief Executive Officer

SCHEDULE "B"

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF DORATO RESOURCES INC.

1.

PURPOSE

The Audit Committee (the "Committee") of Dorato Resources Inc. ("Dorato") is a committee of the Board of Directors with the responsibility under the governing legislation of Dorato to review the financial statements, accounting policies and reporting procedures of Dorato.

The primary function of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by Dorato to any governmental body or the public, the systems of internal controls of Dorato regarding finance, accounting and legal compliance that management and the Board have established, and the auditing, accounting and financial reporting processes of Dorato generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the policies, procedures and practices at all levels of Dorato.

The primary duties and responsibilities of the Committee are to:

  Serve as an independent and objective party to monitor the financial reporting process and the system of internal controls of Dorato.
  Monitor the independence and performance of the auditor of Dorato (the "Auditor") and the internal audit function of Dorato.
  Provide an open avenue of communication among the Auditor, financial and senior management and the Board of Directors.

The Committee will primarily fulfill these responsibilities by carrying out the activities set out in Section 4 of this Charter.

2.

COMPOSITION

  The Committee shall be comprised of two or more directors as determined by the Board of Directors. The composition of the Committee shall adhere to all applicable corporate and securities laws and all requirements of the stock exchanges on which shares of Dorato are listed. In particular, the composition of the Committee shall be in accordance with Multilateral Instrument 52-110 – Audit Committees, and the required qualifications and experience of the members of the Committee, subject to any exemptions or other relief that may be granted from time to time.
  All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall be a "financial expert" in accordance with applicable laws and all requirements of the stock exchanges on which shares of Dorato are listed.
  Members of the Committee shall be elected by the Board at the meeting of the Board held immediately after the annual meeting of shareholders or such other times as shall be determined by the Board and shall serve until the next such meeting or until their successors shall be duly elected and qualified.
  Any member of the Committee may be removed or replaced at any time by the Board of Directors and shall cease to be a member of the Committee as soon as such member ceases to be a director. Subject to the foregoing, each member of the Committee shall hold such office until the next annual meeting of shareholders after his or her election as a member of the Committee.
  The members of the Committee shall be entitled to receive such remuneration for acting as members of the Committee as the Board of Directors may from time to time determine.

3.

MEETINGS

  The Committee may appoint one of its members to act as Chairman of the Committee. The Chairman will appoint a secretary who will keep minutes of all meetings (the "Secretary"). The Secretary does not have to be a member of the Committee or a director and can be changed by written notice from the Chairman.
  No business may be transacted by the Committee except at a meeting at which a quorum of the Committee is present or by a consent resolution in writing signed by all members of the Committee. A majority of the members of the Committee shall constitute a quorum, provided that if the number of members of the Committee is an even number, one half of the number of members plus one shall constitute a quorum.
  The Committee will meet as many times as is necessary to carry out its responsibilities, but in no event will the Committee meet less than four times a year. The Committee shall meet at least once annually with the Auditor. As part of its duty to foster open communication, the Committee should meet at least annually with management and the Auditor in separate executive sessions to discuss any matters that the Committee or each of these parties believe should be discussed privately. In addition, the Committee shall meet with the Auditor and management at least quarterly to review the financial statements of Dorato.
  The time at which, and the place where, the meetings of the Committee shall be held, the calling of meetings and the procedure in all respects of such meetings shall be determined by the Chairman, unless otherwise provided for in the Articles of Dorato or otherwise determined by resolution of the Board of Directors.
  The Committee may invite to, or require the attendance at, any meeting of the Committee, such officers and employees of Dorato, legal counsel or other persons as it deems necessary in order to perform its duties and responsibilities. They should also be requested or required to attend meetings of the Committee and make presentations to the Committee as appropriate.
  Subject to the provisions of the governing legislation of Dorato and applicable regulations the Chairman of the Committee may exercise the powers of the Committee in between meetings of the Committee. In such event, the Chairman shall immediately report to the members of the Committee and the actions or decisions taken in the name of the Committee shall be recorded in the proceedings of the Committee.

4.

RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

  Review and recommend for approval to the Board of Directors of Dorato any revisions or updates to this Charter. This review should be done periodically, but at least annually, as conditions dictate.
  Review the interim unaudited quarterly financial statements and the annual audited financial statements, and the related press releases of Dorato and report on them to the Board of Directors.
  Satisfy itself, on behalf of the Board of Directors, that the unaudited quarterly financial statements and annual audited financial statements of Dorato are fairly presented both in accordance with generally accepted accounting principles and otherwise, and recommend to the Board of Directors whether the quarterly and annual financial statements should be approved.
  Satisfy itself, on behalf of the Board of Directors, that the information contained in the quarterly financial statements of Dorato, annual report to shareholders and similar documentation required pursuant to the laws of Canada does not contain any untrue statement of any material fact or omit to state a material fact that is required or necessary to make a statement not misleading, in light of the circumstances under which it was made.
  Review any reports or other financial information of Dorato submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the Auditor.
  Review, and if deemed advisable, approve all related party transactions as defined in the governing legislation of Dorato.
  Have the right, for the purpose of performing their duties: (i) to inspect all the books and records of Dorato and its subsidiaries; (ii) to discuss such accounts and records and any matters relating to the financial position of Dorato with the officers and auditors of Dorato and its subsidiaries and the Auditor; (iii) to commission reports or supplemental information relating to the financial information; (iv) to require the Auditor to attend any or every meeting of the Committee; and (v) to engage such independent counsel and other advisors as are necessary in the determination of the Committee.
  Permit the Board of Directors to refer to the Committee such matters and questions relating to the financial position of Dorato and its affiliates or the reporting related to it as the Board of Directors may from time to time see fit.

Independent Auditor

  Be directly and solely responsible for the appointment, compensation, and oversight of the work of the Auditor of Dorato upon shareholder approval of the appointment, with such Auditor being ultimately accountable to the shareholders, the Board and the Committee.
  Act as the Auditor's channel of direct communication to Dorato. In this regard, the Committee shall, among other things, receive all reports from the Auditor of Dorato, including timely reports of:

1.

all critical accounting policies and practices to be used;

2.

all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the management of Dorato, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Auditor of Dorato; and

3.

other material written communications between the Auditor and the management of Dorato, including, but not limited to, any management letter or schedule of unadjusted differences.

  Satisfy itself, on behalf of the Board of Directors that the Auditor is "independent" of management, within the meaning given to such term in the rules and pronouncements of the applicable regulatory authorities and professional governing bodies. In furtherance of the foregoing, the Committee shall request that the Auditor at least annually provide a formal written statement delineating all relationships between the Auditor and Dorato, and request information from the Auditor and management to determine the presence or absence of a conflict of interest. The Committee shall actively engage the Auditor in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the Auditor. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the Auditor.
  Be responsible for pre-approving all audit and non-audit services provided by the Auditor; provided, however, that the Committee shall have the authority to delegate such responsibility to one or more of its members to the extent permitted under applicable law and stock exchange rules.
  Review the performance of the Auditor and make recommendations to the Board of Directors as to whether or not to continue to engage the Auditor.
  Determine and review the remuneration of the Auditor and any independent advisors (including independent counsel) to the Committee.
  Satisfy itself, on behalf of the Board of Directors, that the internal audit function has been effectively carried out and that any matter which the Auditor wishes to bring to the attention of the Board of Directors has been addressed and that there are no "unresolved differences" with the Auditor.

Financial Reporting Process and Risk Management

  Review the audit plan of the Auditor for the current year and review advice from the Auditor relating to management and internal controls and the responses of Dorato to the suggestions made put forth.
  Monitor the internal accounting controls, informational gathering systems and management reporting on internal controls of Dorato.
  Review with management and the Auditor the relevance and appropriateness of the accounting policies of Dorato and review and approve all significant changes to such policies.
  Satisfy itself, on behalf of the Board of Directors, that Dorato has implemented appropriate systems of internal control over financial reporting and the safeguarding of the assets of Dorato and other "risk management" functions (including the identification of significant risks and the establishment of appropriate procedures to manage those risks and the monitoring of corporate performance in light of applicable risks) affecting the assets of Dorato, management, financial and business operations and the health and safety of employees and that these systems are operating effectively.
  Review and approve the investment and treasury policies of Dorato and monitor compliance with such policies.
  Establish procedures for the receipt and treatment of (i) complaints received by Dorato regarding accounting, controls, or auditing matters and (ii) confidential, anonymous submissions by employees of Dorato as to concerns regarding questionable accounting or auditing.

Legal and Regulatory Compliance

  Satisfy itself, on behalf of the Board of Directors, that all material statutory deductions have been withheld by Dorato and remitted to the appropriate authorities.
  Without limiting its rights to engage counsel generally, review, with the principal legal external counsel of Dorato, any legal matter that could have a significant impact on the financial statements of Dorato.
  Satisfy itself, on behalf of the Board of Directors, that all regulatory compliance issues have been identified and addressed.

Budgets

  Assist the Board of Directors in the review and approval of operational, capital and other budgets proposed by management.

General

  Perform any other activities consistent with this Charter, the By-laws of Dorato and governing law, as the Committee or the Board of Directors deem necessary or appropriate.

SCHEDULE "C"

NOTICE OF CHANGE OF AUDITOR
(National Instrument 51-102)

TO: British Columbia Securities Commission
Alberta Securities Commission

BDO Dunwoody LLP
Smythe Ratcliffe LLP

DORATO RESOURCES INC. (the "**Corporation**") hereby gives notice pursuant to National Instrument 51-102 – Continuous Disclosure Obligations ("**National Instrument 51-102**") as follows:

1. At the request of the Corporation, BDO Dunwoody LLP has resigned as auditor of the Corporation effective October 22, 2008 (the **"Resignation Date"**).

2. The Board of Directors of the Corporation has approved the resignation of BDO Dunwoody LLP as auditor of the Corporation effective the Resignation Date.

3. There were no reservations in the auditor's reports on the Corporation's financial statements for the period commencing at the beginning of the Corporation's two most recently completed financial years and ending on the Resignation Date.

4. The Audit Committee has recommended and the Board of Directors of the Corporation has approved the appointment of Smythe Ratcliffe LLP as auditor of the Corporation effective October 22, 2008.

5. In the opinion of the Corporation, as at the date hereof, there have been no Reportable Events (as such term is defined in National Instrument 51-102) in connection with the audits for the period commencing at the beginning of the Corporation's two most recently completed financial years and ending on the Resignation Date.

Dated at Vancouver, British Columbia this 22nd day of October, 2008.

DORATO RESOURCES INC.

"Anton Drescher"

Name: Anton Drescher
Title: Chief Executive Officer

50631779.1

BDO Dunwoody LLP
Chartered Accountants and Advisors

#604 – 750 West Pender Street
Vancouver, BC, Canada V6C 2T7
Telephone: (604) 689-0188
Fax: (604) 689-9773

October 23, 2008

British Columbia Securities Commission
Alberta Securities Commission

Dear Sirs/Mesdames:

Re: Dorato Resources Inc.
Notice Pursuant to Part IV of National Instrument 51-102

We have reviewed the information contained in the Notice of Change of Auditor prepared by Dorato Resources Inc. dated October 22, 2008 (the "Notice") and delivered to us pursuant to National Instrument 51-102 – Continuous Disclosure Obligations. Based on our knowledge of such information at this time, we confirm that we agree with each statement contained in the Notice.

Yours truly,

(signed) "BDO Dunwoody LLP"

BDO Dunwoody LLP

BDO Dunwoody LLP is *a Limited Liability Partnership registered in Ontario*

SmytheRatcliffe
CHARTERED ACCOUNTANTS

October 23, 2008

British Columbia Securities Commission
PO Box 142, Pacific Centre
701 West Georgia Street
Vancouver, BC V7Y 1L2

Alberta Securities Commission
400 – 300 5 Avenue SW
Calgary, AB T2P 3C4

TSX Venture Exchange
PO Box 11633
2700 – 650 West Georgia Street
Vancouver, BC V6B 4N9

Dear Sirs:

RE: DORATO RESOURCES INC. (THE "COMPANY")

We are writing in accordance with National Instrument 51-102 *Continuous Disclosure Obligations* ("NI 51-102"). We wish to confirm that we have read the Notice of Change of Auditor of the Company dated October 22, 2008 and that based on our current knowledge we are in agreement with the information contained in such Notice.

Yours very truly,

"Smythe Ratcliffe LLP" (signed)

Chartered Accountants

KYN/rjte
Encls.

cc: Dorato Resources Inc.

CLARITY. PASSION. BALANCE.

7th Floor, Marine Building
355 Burrard Street, Vancouver, BC
Canada V6C 2G8

Telephone: 604.687.1231
Fax: 604.688.4675
Web: SmytheRatcliffe.com

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